Exhibit 10.3

ASSUMPTION AND CONSENT AGREEMENT

This Assumption and Consent Agreement, entered into as of February 23, 2015 (“Effective Date”), is by and among RJ CREDIT LLC, a Delaware limited liability company (“Lender”), RJ RESOURCES CORP., a Delaware corporation (“Borrower”) and PEDEVCO CORP., a company organized and existing under the State of Texas (“PEDEVCO”).

BACKGROUND

WHEREAS, by that certain Note and Security Agreement, dated as of April 10, 2014, (as amended, modified, supplemented or restated from time to time, the “Agreement”), Borrower borrowed funds from RJ CREDIT LLC (“Lender”) to provide financing for the working capital needs of Borrower, not to exceed $10,000,000 as the maximum aggregate principal amount outstanding at any time, secured by certain Assets defined in the Agreement;

WHEREAS, as evidenced by those certain Forms of Advanced Request dated April 10, 2014, August 1, 2014, September 11, 2014 and November 26, 2014, Borrower requested and was advanced by Lender a total aggregate principal amount totaling approximately $8,353,496.34 (the “Debt Obligation”);

WHEREAS, as evidenced by that Letter of Intent, dated January 21, 2015, PEDEVCO desires to accept and assume all of the rights, obligations and liabilities of Borrower under the Agreement; and

WHEREAS, Lender desires to consent to such assignment, acceptance and assumption.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and in the Agreement and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as set forth below.

1.           Borrower hereby assigns to PEDEVCO and PEDEVCO hereby accepts, ratifies and assumes all of Borrower’s rights, obligations and liabilities under the Agreement, including the Debt Obligation of the Borrower.

2.           PEDEVCO hereby accepts and ratifies all of the terms and conditions as set forth in the Agreement.

3.           Lender hereby consents to the foregoing assignment and assumption of rights, obligations and liabilities, and releases the Borrower from all of its duties and obligations with respect to the Agreement as of the Effective Date.

4.           Indemnification.

    a.           PEDEVCO shall hold Borrower harmless from, and hereby indemnifies Borrower against any and all claims, costs, penalties, damages, losses, liabilities and expenses (including reasonable attorneys’ fees)(collectively, “Damages”) that may at any time be incurred by Borrower as a result of acts, omissions or occurrences relating to the Agreement which occur, accrue or arise after the Effective Date, except to the extent such Damages arise as a result of the gross misconduct or bad faith of Borrower.

    b.           Borrower shall be responsible for, and hereby indemnifies and holds PEDEVCO harmless from and against, any Damages that may at any time be incurred by Borrower as a result of acts, omissions or occurrences relating to the Agreement which occur, accrue or arise prior to the Effective Date, but only to the extent that Borrower is liable for same as provided in the Agreement, and except to the extent such Damages arise as a result of the gross misconduct or bad faith of PEDEVCO.

5.           Right to Proceed.

    a.           PEDEVCO shall retain the right to proceed for any and all claims related to any breaches, damages, losses, liabilities and expenses that may at any time be incurred by PEDEVCO as a result of acts, omissions or occurrences relating to the Agreement which occur, accrue or arise after the Effective Date.

    b.           Borrower shall retain the right to proceed for any and all claims related to any breaches, damages, losses, liabilities and expenses that may at any time be incurred by Borrower as a result of acts, omissions or occurrences relating to the Agreement which occur, accrue or arise prior to the Effective Date.

6.           THIS ASSUMPTION AND CONSENT AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

7.           No Prior Default.  Lender agrees and confirms to Borrower that the Agreement was never in default pursuant to its terms.

[The remainder of the page is left intentionally blank]

IN WITNESS WHEREOF, the parties hereto have executed this Assumption and Consent Agreement as of the Effective Date set forth above.

PEDEVCO CORP.

By: /s/Michael Peterson
Michael Peterson
President

RJ RESOURCES CORP.

By: /s/David Steinberg
David Steinberg
Authorized Signatory

RJ CREDIT LLC

By: /s/Ezra Beren
Ezra Beren
Authorized Signatory